Exhibit 99.3

ADVANCED COMMUNICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
JUNE 30, 2007

On August 17, 2007 (the “Closing Date”), the Company entered into a series of transactions to effect a recapitalization which included the acquisition of a new operating subsidiary for an aggregate purchase price of $27.8 million (including transaction costs), the completion of a significant preferred stock issuance and the issuance of $23.4 million in senior and subordinated notes. On the Closing Date, the Company acquired all of the outstanding equity interests in Vance Baldwin, Inc., a privately-held Florida subchapter S corporation doing business as Vance Baldwin Electronics and engaged in distribution and shipping of parts for consumer electronics, printers, appliances, and computers (“Vance Baldwin”).

    Consideration consist of the following: (i) $23,920,755 in cash, $750,000 of which was placed into an escrow account to serve as a source of funds to satisfy any indemnification obligations under the Vance Baldwin Purchase Agreement, (ii) 312.50 shares of the Company’s newly designated Series D Convertible Preferred Stock, par value $0.01 per share (“Series D Preferred”) valued at $198,113, and a convertible promissory note in the amount of $1,000,000, convertible at $.0006 per share. The note issued to Mr. Baldwin will accrue interest at the rate of 7% per annum, payable semi-annually, in arrears, on each January 30 and July 30, and is due and payable on October 17, 2012 to the extent the holder has not exercised its conversion rights thereunder. The fair value of the Series D Convertible Preferred Stock was determined based on the implicit value of the Series C Convertible Preferred Stock. The Series D Preferred will rank senior to the Common Stock and all other currently designated series of preferred stock of the Company with the exception of the Series C Preferred.

On the Closing Date, in connection with the recapitalization and acquisition, the Company sold 1,000 shares of its newly designated Series C Convertible Preferred Stock (“Series C Preferred”), for an aggregate purchase price of $6,300,000 ($5,809,500, net of offering costs) to certain accredited investors, principally including ACT-DE, LLC, an affiliate of H.I.G. Capital, LLC (“HIG”), pursuant to a Purchase Agreement. Also on the Closing Date, the Company and the holders of the Series C Preferred also entered into a Registration Rights Agreement and a Stockholders Agreement. HIG and certain other holders will have certain demand registration rights with respect to shares of Common Stock that it may hold, subject to certain limitations, and that HIG and certain other stockholders, including the holders of Series D Preferred, will have piggy-back registration rights with respect to shares of Common Stock that they may hold. The Series C Preferred will rank senior to the Common Stock and all other currently designated series of preferred stock of the Company. Pursuant to the formula for determining the Series C Conversion Rate set forth in the Certificate of Designation for the Series C Preferred, the holders of the Series C Preferred, in the aggregate, will be entitled to receive shares of Common Stock equal to 79.5% on a fully diluted basis except for dilution for stock options issued to management as described below. This conversion rate will be subject to adjustment downward to a floor of 72.5% if the return, or deemed return, per share of Series C Preferred meets certain targets. These ranges could change if there are new issuances of equity, excluding stock options exercised. Dividends on the Series C Preferred are not cummulative and are only payable upon a liquidation, dissolution or winding up of the Company. The right to dividends on the Series C Preferred will extinguish upon conversion of the Series C Preferred.

The shares of Series C Preferred will be convertible into shares of Common Stock following shareholder approval and the requisite state filing of a charter amendment (the “Charter Amendment”) that increases the number of authorized shares of Common Stock to an amount sufficient for the conversion of Series C Preferred into a fixed amount of shares of Common Stock at the Series C Conversion Rate. Shareholder approval is needed to effect the Charter Amendment. The Board of Directors anticipates taking action to organize a stockholders meeting, or to obtain stockholders' written consent in lieu of such a meeting, for this purpose promptly after the Closing Date.

The presentation of convertible securities in the unaudited pro forma consolidated balance sheet assumes that the Company will obtain stockholder approval to increase the number of authorized shares of common stock to an amount sufficient to be able to issue common shares upon conversion of such securities.

Also on the Closing Date, the Company entered into a Note Purchase Agreement with Sankaty Advisors, LLC. Pursuant to the Note Purchase Agreement, the Company issued $12,690,355 in aggregate principal amount of Senior Notes for an aggregate purchase price of $12,500,000 and $10,714,286 in aggregate principal amount of Subordinated Notes for an aggregate purchase price of $10,500,000. The aggregate discount of $404,641 will be amortized using the interest method over the terms of the notes. Net proceeds amounted to $22,625,000 after related transaction expenses of $391,000, which will be amortized using the interest method over the terms of the notes. Under the Note Purchase Agreement, the Company is required to meet a Minimum Fixed Charge Coverage Ratio and a Maximum Total Leverage Ratio, as defined.

The Senior Notes bear interest at LIBOR plus 3.75%, per annum payable quarterly, in arrears, and have a five-year term through August 17, 2012 (the “Maturity Date”). They are repayable in consecutive quarterly installments of 1% of the original principal amount, or approximately $127,000, through August 17, 2012. At the Maturity Date the remaining principal amount and any unpaid and accrued interest on the Senior Notes shall be due. The Company is required to prepay the Senior Notes from any new equity or debt financing, certain excess cash flow or the cash proceeds of asset sales and casualty events, subject to stipulated exceptions. The Company may redeem the Senior Notes at any time, subject to a redemption premium, as defined. The Senior Notes are secured by a first priority security interest in the assets of the Company and its subsidiaries and are guaranteed by the direct or indirect wholly-owned subsidiaries of the Company.

The Subordinated Notes bear interest, payable quarterly, in arrears, at 13% per annum, plus an increment of up to 4% based on a Maximum Total Leverage Ratio financial covenant. The Subordinated Notes have a six-year term through August 17, 2013. The Company may redeem the Subordinated Notes only following repayment of the Senior Notes in full, subject to a redemption premium, as defined. The Subordinated Notes are secured by a second priority security interest in the assets of the Company and its subsidiaries and are guaranteed by the direct or indirect wholly-owned subsidiaries of the Company.

On the Closing Date, the Company entered into a series of transactions with the holders of the Company’s Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock and certain trade creditors and note holders of the Company pursuant to which the Series A Preferred, the Series A-1 Preferred and Series B Preferred were effectively exchanged for an aggregate of 8,412.21 shares of the Company’s newly designated Series A-2 Convertible Preferred Stock.

On the Closing Date, the Company also amended and restated its existing Stock Plan, initially adopted in 2005. The material revision to the plan was an increase in the number of shares of Common Stock available for issuance under the Stock Plan from 700,000,000 shares to 15,000,000,000 shares. The Board of Directors of the Company approved the issuance of options to purchase 9,325,000,000 shares of the Company’s Common Stock under the amended and restated Stock Plan to certain executive officers of the Company and Vance Baldwin pursuant to the terms of separate option agreements.

The acquisition is accounted for under the purchase method of accounting. Accordingly, the amount of the consideration paid is allocated to assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of such consideration paid over the estimated fair value of the assets and liabilities has been preliminarily allocated to goodwill and certain identifiable intangible assets (which include customer lists) with an estimated weighted average life of 10 years. The purchase price allocation will be adjusted upon completion of the final valuation study and may differ materially from the information presented herein.

The following unaudited pro forma consolidated financial statements and the notes thereto present our financial position and results of operation giving effect to the Vance Baldwin acquisition, the recapitalization equity and debt financing transactions and the stock option issuances. These financial statements and related notes should be read in conjunction with other financial information, including the Company’s audited financial statements and the notes thereto included in Form 10-KSB for the year ended June 30, 2007, as well as the audited financial statements of Vance Baldwin and the notes thereto, included elsewhere herein. The unaudited pro forma consolidated statement of operations gives effect to the acquisition and recapitalization as if such transactions had occurred on July 1, 2006. The unaudited pro forma consolidated balance sheet gives effect to such transactions as if they had occurred on June 30, 2007. The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the Vance Baldwin acquisition had been consummated at the beginning of the period presented, nor are they necessarily indicative of our future operating results. The unaudited pro forma consolidated financial statements do not give effect to any cost savings or integration benefits which may result from the acquisition.

ADVANCED COMMUNICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
JUNE 30, 2007

	Historical Advanced Communications Technologies, Inc. (1)	Historical Vance Baldwin, Inc. (1)	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$843,721	$1,756,620	$784,395	(3)
			(156,620)	(6)	$3,228,116
Accounts receivable	429,105	5,799,060	--		6,228,165
Inventory	371,353	2,377,045	237,705	(3)	2,986,103
Core charges		410,113	--		410,113
Prepaid expenses and other current assets	84,083	768,768	--		852,851
Total Current Assets	1,728,262	11,111,606	865,480		13,705,348

Property and equipment, net	261,849	246,504	--		508,353
Other Assets
Deferred acquisition costs	885,364	--	(612,664)	(2)	272,700
Intangibles assets	--	--	4,000,000	(3)	4,000,000
Goodwill	2,624,388	--	17,950,134	(3)	20,574,522
Other assets	7,960	37,373	--		45,333
Total Other Assets	3,517,712	37,373	21,337,470		24,892,555
TOTAL ASSETS	$5,507,823	$11, 395,483	$22,202,950		$39,106,256

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES
Current Liabilities
Current portion of notes payable and capitalized lease obligation	$632,409	$33,750	$(617,068)	(3)	$49,091
Accounts payable	2,197,344	4,821,699	(1,588,204)	(3)	5,430,839
Accrued expenses	1,375,363	3,598,723	(74,003)	(3)
			(156,620)	(6)
			(2,742,490)	(5)	2,000,973
Total Current Liabilities	4,205,116	8,454,172	(5,178,385)		7,480,903
Long Term Liabilities
Senior Notes	--	--	12,288,454	(2)	12,288,454
Senior Subordinated Notes	--	--	10,321,395	(2)	10,321,395
Convertible Notes	--	--	1,206,146	(2)	1,206,146
Long term portion capitalized lease obligation	--	63,189	--		63,189
Convertible Preferred Stock
Series A convertible preferred stock	3,006,200	--	(3,006,200)	(4)	--
Series A-1 convertible preferred stock	340,000	--	(340,000)	(4)	--
Series B convertible preferred stock	40,000	--	(40,000)	(4)	--
Total Long Term Liabilities	3,386,200	63,189	20,429,795		23,879,184
TOTAL LIABILITIES	7,591,316	8,517,361	15,251,410		31,360,087

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIENCY)
Series A-2 convertible preferred stock	--	--	4,206,105	(4)	4,206,105
Series C convertible preferred stock	--	--	5,809,500	(2)	5,809,500
Series D convertible preferred stock	--	--	633,962	(2)	633,962
Common stock	31,092,290	100,000	(100,000)	(3)	31,092,290
Additional paid-in capital	1,280,374	23,394	(23,394)	(3)	1,280,374
Retained Earnings (Accumulated deficit)	(34,456,157)	2,754,728	(3,574,633)	(3)	(35,276,062)
Total Stockholders' Equity (Deficiency)	(2,083,493)	2,878,122	6,951,540		7,746,169
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$5,507,823	$11,395,483	$22,202,950		$39,106,256

ADVANCED COMMUNICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2007

	Historical Advanced Communications Technologies, Inc.	Historical Vance Baldwin, Inc. (13)	Pro Forma Adjustments		Pro Forma Consolidated
NET SALES	$9,243,992	$49,832,745	$--		$59,076,737
COST OF SALES	6,132,584	40,543,152	237,705	(7)	46,913,441
GROSS PROFIT	3,111,408	9,289,593	(237,705)		12,163,296

OPERATING EXPENSES
Depreciation and amortization	75,137	83,914	400,000	(4)	559,051
Professional and consulting fees	373,191	31,764	--		404,955
Other selling, general and administrative expenses	3,370,100	4,797,010	400,000	(6)
			(89,000)	(8)	8,478,110
Stock-based compensation expense	--	--	651,570	(11)	651,570
Asset impairment charge	400,000	--	--		400,000
TOTAL OPERATING EXPENSES	4,218,428	4,912,688	1,362,570		10,493,686

INCOME (LOSS) FROM OPERATIONS	(1,107,020)	4,376,905	(1,600,275)		1,669,610

Interest and other income (expense)	(142,651)	400,215	75,000	(9)
			142,651	(5)
			(77,151)	(1)
			(72,077)	(2)
			(2,960,217)	(3)	(2,634,230)

NET INCOME (LOSS)	(1,249,671)	4,777,120	(4,492,069)		(964,620)

Preferred stock dividend	--	--	(819,905)	(10)	(819,905)

NET INCOME (LOSS) AVAILABLE
TO COMMON STOCKHOLDERS	$(1,249,671)	$4,777,120	$(5,311,974)		$(1,784,525)
Loss per share:
Net basic and diluted loss per share	$--				$--

Weighted average number of shares outstanding during the year - basic and diluted	4,821,986,826		8,492,206,667	(12)	13,489,918,237

ADVANCED COMMUNICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 1. General

The purchase price of the acquisition is set forth below:

Cash paid to seller	$23,170,755
Cash placed in escrow	750,000
Issuance of Series D convertible preferred stock to seller	198,113
Issuance of convertible note issued to seller	1,000,000
Total consideration paid to seller	25,118,868
Additional cash paid for transaction costs	2,689,583
Total purchase price	27,808,451
Less: noncash item of issuance of Convertible Common Stock	(198,113)
Less: noncash item of notes issued to seller	(1,000,000)
Less: cash acquired in the acquisition	(1,600,000)
Net cash paid for acquisition	$25,010,338

The final allocation of the purchase price to the assets acquired and liabilities assumed will be based upon an appraisal of the fair market value of the acquired assets and liabilities assumed in accordance with FAS 141. The fair value assigned to the intangibles acquired is based on management’s reasonable estimates and the final amount will be formulated based on an independent third-party evaluation. The business acquired is a recognized leader in its industry, has had long-term relationships with its major vendors and customers, a history of increasing levels of annual sales and earnings, and introduces a number of favorable strategic opportunities to the Company; accordingly, the Company believes that the excess of purchase price over net assets acquired is justified.

The preliminary estimate of the fair value of the assets acquired and liabilities assumed is set forth below:

Assets acquired:
Current assets	$11,349,311
Property and equipment	246,504
Intangible assets	4,000,000
Long-term assets	37,373
Total assets acquired	15,633,188
Liabilities assumed:
Current liabilities	5,711,682
Non-current liabilities	63,189
Total liabilities assumed	5,774,871
Net identifiable assets acquired	9,858,317
Costs in excess of net identifiable assets acquired (recorded goodwill)	17,950,134
Total fair value of net identifiable assets acquired and goodwill	$27,808,451

The results of operations of Vance Baldwin will be consolidated with the results of operations of the Company for all periods commencing with the acquisition date of August 17, 2007.

ADVANCED COMMUNICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 2. Unaudited Pro Forma Consolidated Balance Sheet

The accompanying unaudited pro forma consolidated balance sheet assumes the acquisition occurred as of June 30, 2007 and reflects the following pro forma adjustments:

(1) Reflects the Company’s audited consolidated balance sheet as of June 30, 2007 and Vance Baldwin’s unaudited closing date balance sheet as of August 16, 2007.

(2) To record the cost of the acquisition of Vance Baldwin from the equity and debt transactions entered into to finance the acquisition; $6.3 million through the sale of Series C Convertible Preferred Stock and $23 million of Senior and Subordinated Notes, net of original issue discount; transaction costs in the amount of $2,690,000; and notes issued to seller and a creditor in the aggregate amount of $1,206,000. Financing costs related to obtaining equity and debt for the acquisition in the aggregate amount of $881,000 have been incurred for the respective equity and debt issuances.

(3) To record the estimates of the fair value of the assets acquired and liabilities assumed as set forth above, expenses attributable to the equity and debt financing, and the escrow fund and related liability, and settlement of certain Company liabilities.

(4) To record the exchange of Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock and Series B Convertible Preferred Stock for Series A-2 Convertible Preferred Stock, resulting in an excess of value given in the exchange in the form of a dividend of $819,905.

(5) To eliminate a Vance Baldwin liability not assumed in the closing of the acquisition; such liability was funded by the seller.

(6) To record the amount of excess cash, as defined in the agreement, on hand at closing and distributed to seller post closing.

Note 3. Unaudited Pro Forma Consolidated Statement of Operation

The accompanying unaudited pro forma consolidated statement of operations assumes the acquisition and recapitalization occurred as of July 1, 2006, does not give effect to any cost savings or integration benefits which may result from the acquisition, and reflects the following pro forma adjustments:

(1) To record amortization of original issue discount associated with the Senior and Senior Subordinated Notes over the respective five and six year lives of the Notes based on the interest method.

(2) To record amortization of financing fees incurred in connection with the Senior and Subordinated Notes over the respective five and six year lives of the Notes based on the interest method.

(3) To record the additional interest expense related to the issuance of the Senior Notes aggregating $12.7 million of principal amount with interest calculated at Libor plus 3.75% and the issuance of the Senior Subordinated Notes aggregating $10.7 million of principal amount with interest calculated at 17%.

(4) To record the amortization of intangible assets resulting from the allocation of the cost of the acquisition. The preliminary value attributable to acquired intangibles is amortized on a straight-line basis over 10 years primarily for customer lists.

ADVANCED COMMUNICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

(5) To record a reduction in the Company’s interest expense attributable to its notes payable that were satisfied upon the recapitalization and acquisition transactions.

(6) To record the estimated annual management fee obligation under a Management Agreement between the Company and HIG Capital.

(7) To record the non-recurring expense associated with the purchase price allocation to the Vance Baldwin inventory to fair market value less selling costs. This item has the effect of reducing gross profit as such inventory is primarily sold during the first month following the acquisition.

(8) To record the reductions in compensation paid to Vance Baldwin officers in the form of a bonus.

(9) To record the gain on settlement of creditor obligations at the time of the recapitalization.

(10) To record a deemed dividend in connection with the exchange of shares of Series A, Series A-1 and Series B Convertible Preferred Stock for shares of Series A-2 Convertible Preferred Stock with a fair market value higher than the carrying value of the exchanged issues.

(11) To record the stock-based compensation expense for stock options granted in connection with the acquisition and recapitalization calculated using the Black-Scholes Option Pricing Model.

(12) To reflect as of July 1, 2006, the automatic conversion of the Series A-2 Convertible Preferred Stock assuming the Company will obtain stockholder approval to increase the number of authorized shares of common stock, resulting in the issuance of an additional 8,492,206,667 shares of common stock.

(13) The historical information for Vance Baldwin presented on the unaudited pro forma consolidated statement of operations for the year ended June 30, 2007 was derived from the following financial information for indicated periods:

	Year ended December 31, 2006	Less six months ended June 30, 2006	Add six months ended June 30, 2007	Historical Vance Baldwin, Inc. year ended June 30, 2007
NET SALES	$48,689,509	$24,431,750	$25,574,986	$49,832,745
COST OF SALES	39,318,463	19,490,415	20,715,104	40,543,152
GROSS PROFIT	9,371,046	4,941,335	4,859,882	9,289,593

OPERATING EXPENSES
Depreciation and amortization	53,935	6,171	36,150	83,914
Professional and consulting fees	66,716	61,761	26,809	31,764
Other selling, general and administrative expenses	4,977,237	2,518,407	2,338,180	4,797,010
TOTAL OPERATING EXPENSES	5,097,888	2,586,339	2,401,139	4,912,688

INCOME FROM OPERATIONS	4,273,158	2,354,996	2,458,743	4,376,905

Interest and other income	284,622	82,159	197,751	400,215
NET INCOME	$4,557,780	$2,437,155	$2,656,494	$4,777,120